Exhibit 99.1

Evercore to Acquire ISI Group and the Remaining 40% interest in Evercore’s Institutional Equities Business

NEW YORK, August 3, 2014 – Evercore (NYSE: EVR) today announced that it has entered into an agreement to acquire the operating businesses of ISI International Strategy & Investment (“ISI”), a leading independent research-driven equity sales and agency trading firm. Evercore also will acquire the approximately 40% interest in its Institutional Equities business not currently owned by the Company. The combined business, which will be known as Evercore ISI Institutional Equities, will be one of the two leading independent equity research, sales and agency trading businesses in the U.S. Evercore will issue up to approximately 8 million share equivalents in the two transactions, with almost 70% of the share equivalent consideration dependent on the financial performance of the combined business over the five years following closing. The transactions are expected to close in the fourth quarter of 2014, subject to receiving required regulatory approvals.

Founded in 1991, ISI is an elite independent institutionally-oriented investment research firm providing macroeconomic, policy and fundamental equity research. ISI’s 28 research analysts are among the most highly regarded in the industry, providing fundamental research covering 345 companies in 10 major industry sectors. ISI currently has 226 employees operating from seven principal offices in the U.S., as well as an office in London; 32% of its analysts are ranked #1 or #2 by Institutional Investor. Evercore Institutional Equities’ 19 analysts cover 348 companies, and its 80 employees operate from three offices in the U.S.

Evercore and ISI plan to merge their research, sales and agency trading operations upon closing, creating a truly elite equity research, sales and agency trading platform. Ed Hyman, the Chairman and Founder of ISI, will become a Vice Chairman of Evercore and Chairman of the combined Equities business, which will be run by an Executive Committee comprised of Ed Hyman, Vinayak Singh, currently President of ISI, and Charles Myers, the current head of Evercore’s Institutional Equities business.

These transactions position Evercore to significantly advance its long stated goal of becoming an elite and scale provider of non-proprietary equity capital markets advice and execution. The transactions:

–

Establish Evercore ISI as A Leading Independent Research, Sales and Agency Trading Platform, providing fundamental, macroeconomic and policy research to the largest and most significant institutional and sovereign investors globally. The combined business will provide research coverage of 620 companies across 12 industries; provide sales coverage of over 1,750 institutional investors worldwide; provide industry-leading investor conferences and deliver differentiated corporate and policy maker access. The combined business generated approximately $230 million of revenue from institutional investors in the twelve months ended June 30, 2014.

–	Expand the Growth Opportunities in Investment Banking in several respects, including: significantly expanding Evercore’s capital markets advisory and equity underwriting opportunities; broadening and deepening Evercore’s relationships with institutional investors throughout the world and with corporate and private equity advisory clients globally; and further differentiating Evercore as a premier independent advisory firm when recruiting the best investment banking talent.

–	Establish Extraordinarily Strong Incentives for Financial Success through a consideration structure designed to incent accretive growth in revenues and earnings. Approximately 70% of the maximum share equivalent consideration for these transactions is contingent upon the achievement of specified earnings and margin targets. The transaction is expected to be accretive to Adjusted Pro Forma Earnings Per Share in the first year and has the potential to be meaningfully accretive starting in 2016. The transaction also improves the consistency of Evercore’s financial performance through the M&A cycle.

“We are excited to have ISI’s talented team of professionals join Evercore, significantly advancing our goal of establishing the Company as an elite and scale provider of non-proprietary equity capital markets advice and execution. These transactions bring together two teams of exceptional professionals delivering highly regarded research and corporate and policy maker access, which, when combined with our exceptional advisory business, brings us closer to our goal of creating the most elite independent investment banking advisory firm in the world.” said Ralph Schlosstein, Evercore’s President and Chief Executive Officer. “ISI has delivered an exceptional record of revenue growth and market share gains during a challenging equity market environment, adding talent and capitalizing on the trend of increased market share for independent research providers. The transaction structure that we have crafted together provides strong incentives for continued top line growth, for meaningful cost discipline and for the achievement of competitive operating margins, and it will enhance the consistency of our financial performance through the M&A cycle.”

“The high quality of the ISI team and the research they produce is well known throughout the financial community. The ISI team, together with the outstanding professionals that have already joined Evercore’s Institutional Equities business, enhances our ability to provide the highest quality objective advice to all of our corporate, private equity, institutional investor, asset management and wealth management clients. We enthusiastically look forward to Ed, Vinayak and their team joining the Evercore family.” said Roger Altman, Executive Chairman.

“We greatly look forward to joining the Evercore team,” said Ed Hyman, ISI’s Founder and Chairman. “Like ISI, Evercore has built its reputation on providing clients with the highest quality, independent advice. We are confident that this combination will provide significant benefits to our clients through access to broader industry expertise, wider geographic coverage and greater resources. We see this as a very exciting strategic leap forward for ISI.”

Additional information regarding the transaction is available on the Investor Relations section of Evercore’s website at www.evercore.com.

Conference Call

Evercore will host a related conference call beginning at 9:00 a.m. Eastern Time, Monday, August 4, 2014, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 82327819. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 82327819. A live webcast of the conference call and a related presentation will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 20 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

About ISI

ISI, founded in 1991, strives to be the Street’s best investment research resource for our clients’ money management performance. ISI is a full service broker-dealer offering macro and fundamental research, sales and trading. We have 226 employees globally with our headquarters in New York and seven principal offices in the United States and abroad.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Client Contact:	Charles Myers
Head of Institutional Equities, Evercore
212-857-3100

Vinayak Singh
President, ISI
212-446-5600

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this press release, including statements as to the expected timing, completion and effects of the proposed transactions, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the benefits of the transactions, the combined business’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Evercore and ISI and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreements, risks that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed acquisitions may not be satisfied in a timely manner, risks related to disruption of management time from ongoing business operations due to the proposed acquisitions, failure to realize the benefits expected from the proposed acquisitions and the effect of the announcement of the proposed acquisitions on the ability of Evercore and ISI to retain and hire key personnel and maintain relationships with clients and third parties, and on their operating results and businesses generally. Discussions of certain additional risks and uncertainties are set forth in Evercore’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Neither Evercore nor ISI assumes any duty to update any forward-looking statements.